Exhibit 16(c)
LIMITED POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a Trustee of Asset Management Fund, a statutory trust organized under the laws of the State of Delaware (the “Trust”), hereby constitutes and appoints Rodger D. Shay, Sr. and Daniel K. Ellenwood or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.
     IN WITNESS WHEREOF, the undersigned has subscribed his name this 7th day of November, 2008.

/s/ Gerald J. Levy
Gerald J. Levy